SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549


                                  FORM 8-K


                               Current Report

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 7, 1999


                           PAGING NETWORK, INC.
          (Exact name of registrant as specified in its charter)



         Delaware                       0-19494                 04-2740516
(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)          Identification No.)



           14911 Quorum Drive
              Dallas, Texas                                    75240
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including are code: (972) 801-8000


                               Not Applicable
       (Former name or former address, if changed since last report)



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         Item 1.  Changes in Control of Registrant.

         On November 7, 1999, Paging Network, Inc., a Delaware corporation (the "Company"), Arch Communications Group, Inc., a Delaware corporation ("Arch") and St. Louis Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Arch ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger") with the Company as the corporation surviving in the Merger. Pursuant to the terms, and subject to the conditions of the Merger Agreement, each share of common stock, $0.01 par value per share, of the Company outstanding at the effective time of the Merger will be converted into 0.1247 shares of common stock, $0.01 par value per share, of Arch. The Merger Agreement also requires a recapitalization of the combined company. The recapitalization will include: (i) the conversion of $1.2 billion of the Company's (A) 10% senior subordinated notes due 2008, (B) 10.125% senior subordinated notes due 2007, and (C) 8.875% senior subordinated notes due 2006; (ii) approximately $384 million (accreted value as of September 30, 1999) of Arch 10 7/8% senior discount notes due 2008; and (iii) $28 million (as of September 30, 1999) of Arch Series C Preferred Shares into common stock of the combined company.

         In connection with the Merger, the Board of Directors ("Board") of the Company has approved an amendment to its Rights Agreement, dated as of September 8, 1994, as amended by Amendment Number 1, dated as of March 16, 1999, each by and between the Company and the First National Bank of Boston , as rights agent (the "Rights Agreement"). The amendment renders the Rights Agreement inapplicable to the Merger and the transactions contemplated by the Merger Agreement, and provides that (i) neither Arch nor Merger Sub shall be deemed an Acquiring Person (as defined in the Rights Agreement), (ii) no Distribution Date (as defined in the Rights Agreement) shall be deemed to have occurred as a result of the Merger Agreement or the transactions contemplated thereby, and (iii) the rights issuable pursuant to the Rights Agreement will not separate from the Company's common stock as a result of the approval, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby.

         The preceding is qualified in its entirety by reference to the Merger Agreement, Amendment Number 2 to Rights Agreement and the joint press release announcing the signing of the Merger Agreement, copies of which are attached hereto as Exhibits 2 , 99.1 and 99.2 respectively, and which are incorporated herein by reference.

Item 7.  Exhibits

2. Agreement and Plan of Merger, dated as of November 7, 1999, by and among the Company, Arch and Merger Sub.

99.1 Amendment Number 2 to Rights Agreement, dated as of November 7, 1999, by and between the Company and the Rights Agent. (1)

99.2 Text of Joint Press Release, dated as of November 8, 1999, issued by the Company and Arch.

-------------------------

         (1) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the Quarterly period ended September 30, 1999.

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: November 17, 1999                  PAGING NETWORK, INC.


                                          By: /s/ Ruth Williams
                                              ----------------------
                                              Ruth Williams
                                              Senior Vice President and
                                                General Counsel


















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